Artisan Partners Asset Management Inc. Reports July 2016 Assets Under Management
Milwaukee, WI - August 9, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of July 31, 2016 totaled $98.0 billion. Separate accounts accounted for $46.4 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $51.6 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of July 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	27,691
Non-U.S. Small-Cap Growth	1,131
Global Equity	999
Global Small-Cap Growth	93

U.S. Value Team
U.S. Mid-Cap Value	6,724
Value Equity	1,556

Growth Team
U.S. Mid-Cap Growth	14,542
U.S. Small-Cap Growth	2,312
Global Opportunities	8,519

Global Value Team
Non-U.S. Value	17,121
Global Value	14,598

Emerging Markets Team
Emerging Markets	225

Credit Team
High Income	1,665

Developing World Team
Developing World	789

Firm Total	$97,965

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com